UNITED STATES
                       SECURITIES AND EXCHANG COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


             Date of Report   (Date of earliest event reported):
                             April 29, 2004



                                   CACHE INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    Florida                        0-10345                59-1588181
-----------------          ----------------------      ----------------
(State or other           (Commission File Number)     (IRS Employer
 jurisdiction of                                        Identification
 incorporation)                                          Number)



                     1440 Broadway, New York, NY 10018
                  ----------------------------------------
                  (Address of principal executive offices)


               Registrant's telephone number: (212) 575-3200



ITEM 5. OTHER EVENTS

     See the attached press release, which is incorporated herein by reference, regarding 2004 first quarter earnings, filed as Exhibit 99.1

ITEM 12. FINANCIAL STATEMENTS AND EXHIBITS

     (1) Financial Statements of Businesses Acquired
         None

     (2) Pro Forma Financial Information
         None

     (3) Exhibits
         99.1 Press release issued by Cache, Inc. on April 29, 2004

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 29, 2004                         CACHE INC.


                               By: /s/ Brian Woolf
                                  --------------------------------------------
                                  Brian Woolf
                                  On behalf of Cache, Inc. and his capacity as
                                  Chairman and Chief Executive Officer
                                  (Principal Executive Officer)


                               By: /s/ Thomas E. Reinckens
                                  --------------------------------------------
                                  Thomas E. Reinckens
                                  On behalf of Cache, Inc. and in his capacity
                                  as President and Chief Operating Officer
                                  (Principal Financial and Accounting Officer)

                               INDEX OF EXHIBITS


Exhibit                          Description                      Page
-------              ----------------------------------           ----
99.1                 Press Release issued by Cache Inc.             4
                     on April 29, 2004

                               APRIL 29, 2004

                          FOR IMMEDIATE RELEASE
                               CACHE, INC.
                      NASDAQ COMMON STOCK SYMBOL CACH.

                   CACHE REPORTS RECORD FIRST QUARTER RESULTS
                 Diluted Earnings Per Share Increases 82.4% to $0.31 Raises Fiscal 2004 Earnings Guidance Range to $1.36 - $1.40
             Announces April 2004 Comparable Store Sales Increases 8%
                     Declares 3 for 2 stock split

        New York, New York - April 29, 2004 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 260 stores currently open, reported results for the thirteen week period ended March 27, 2004.

For the thirteen week period ended March 27, 2004:
        * Net sales increased 18.9% to $57.2 million compared to $48.1 million in the first quarter of 2003 and comparable store sales gained 13%;
        * Operating income rose to $5.2 million, or 9.0% of net sales, as compared to $2.6 million, or 5.4% of net sales in the first quarter of 2003;
        * Net income doubled to $3.2 million, or 5.7% of net sales, as compared to $1.6 million, or 3.4% of net sales in the first quarter of 2003; and
        * Diluted earnings per share increased 82.4% to $0.31 compared to $0.17 in the first quarter of 2003.

     Mr. Brian Woolf, Cache's Chairman commented: "We are delighted to begin the year strongly, reporting record levels of sales and earnings in our first quarter. Consumers reacted favorably to our spring merchandise selections, which drove our better-than-expected results. In addition, we continue to be pleased with the performance of our new and remodeled stores, which are generating productivity levels above our chain average."

Additionally, during the first quarter, the Company:
        * Opened four Cache stores and at quarter-end operated 258 stores in 42 states;
        * Remodeled five stores with 33.9% of its Cache store base in the new store format at quarter-end; and
        * Completed a secondary offering, increasing the Company's float by 2.3 million shares.

     Gross profit in the first quarter rose by 28.2% to $25.7 million, or 44.9% of net sales, compared to $20.0 million, or 41.7% of net sales, in the first
quarter of 2003.   The improvement in gross profit margin reflected higher
initial merchandise markups on new products versus the prior period. In total, operating expenses were $20.5 million, or 35.9% of net sales compared to $17.5 million, or 36.3% of net sales in the first quarter of 2003.

     At March 27, 2004, cash and marketable securities totaled $40.7 million, rising $19.3 million from $21.4 million at March 29, 2003. Inventory was current at $29.8 million, as compared to $27.9 million at March 29, 2003. Working capital increased by $21.0 million to $48.3 million from $27.3 million at March 29, 2003.

     Mr. Woolf continued: "As we look ahead, we believe 2004 will be another record year. Our proven strategy to provide the missy customer with distinctive and stylish merchandise in a unique store format has served us well during the quarter and we believe is driving increased market share and customer loyalty within both our Cache and Lillie Rubin concepts. This along with our strong balance sheet and solid infrastructure provides us with a great platform to execute our store expansion plans."

		A table summarizes financial results follows:


				Thirteen Weeks Ended
                                --------------------
                                Mar. 27,         Mar. 29,
                                 2004              2003
                               ---------        ----------
			($ Thousands, except for per share data)

Sales                          $   57,194        $  48,098
Operating income               $    5,151        $   2,583
Net income                     $    3,249        $   1,641
Basic earnings per share       $     0.32        $    0.18
Diluted earnings per share     $     0.31        $    0.17
Basic weighted average
     shares outstanding        10,292,000        9,120,000
Diluted weighted average
     shares outstanding        10,638,000        9,597,000


Guidance
--------
     The Company currently estimates Fiscal 2004 net sales in the range of $253 million to $260 million compared to its previous guidance of $250 million to $260 million and versus actual sales of $216.3 million in Fiscal 2003. Fiscal 2004 diluted earnings per share is currently estimated in the range of $1.36 - $1.40 compared to the Company's previous guidance range of $1.32 - $1.35 and actual Fiscal 2003 diluted earnings per share of $1.13.
This represents growth of approximately 22% at the mid-point of the Company's current earnings guidance range. For the second quarter, the Company estimates net sales to range between $62 million and $64 million compared to actual sales of $56.2 million in the second quarter of Fiscal 2003. The Company estimates second quarter diluted earnings per share in the range of $0.41 to $0.43, as compared to actual diluted earnings per share of $0.37 in the second quarter of Fiscal 2003. The Company also noted that its guidance is not reflective of the 3 for 2 stock split announced today.


Store opening plans
-------------------

     The Company continues to plan 35 Cache and 10 Lillie Rubin store openings for a total of 45 new stores in Fiscal 2004. During the first quarter, the Company opened four new Cache stores:

               The Shops at Columbus Circle, New York;
               Ridgedale Center in Minnetonka, Minnesota;
               Rockaway Town Square Mall in Rockaway, New Jersey; and Coastal Grand Mall in Myrtle Beach, South Carolina.

     Following quarter end, the Company opened two new Cache stores and has scheduled a total of 14 store openings for the second quarter. At Fiscal year-end, the Company continues to expect to operate approximately 300 stores, expanding square footage by approximately 18% to 600,000 square feet.

Subsequent Events
-----------------

Separately, the Company announced:

         * April 2004 comparable store sales rose 8%.
         * The Board of Directors approved a 3 for 2 stock split in the form of a 50% stock dividend.

     Comparable store sales (sales for stores open at least one year or more) increased 8.0% during the four week April 2004 period, as compared to the same period in 2003. Total sales for the four-week period ended April 24, 2004 increased $3.2 million, or 15.6%, to $23.4 million. Comparable store sales increased 11.0% during the 17 week period ended April 24, 2004, as compared to the same period in 2003. Total sales for the 17 week period increased $12.2 million, or 17.9%, to $80.6 million.

     The Board of Directors has declared a three for two stock split in the form of a 50% stock dividend for stockholders of record at the close of business on May 21, 2004, payable on June 18, 2004. As of April 28, 2004, approximately 10,422,000 shares of common stock of Cache were outstanding.

"April comparable stores sales growth of 8% reflected the continued momentum in our business and included strong and broad based acceptance of our product assortments," Mr. Woolf added. "Also, the stock split we have announced today is another signal of our confidence in the Company's growth potential. With this move we expect to improve trading liquidity and broaden the ownership base of our stock. We are committed to a strategy that forwards shareholder value and believe our strategies and the results we reported today support this objective."

     Interested stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for today, Thursday, April
29, 2004 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-877-692-2592 approximately five minutes prior to the 9:00am Eastern start time. The call will also be broadcast live over the Internet at http://www.cache.com. An online archive will be available immediately following the call and will be accessible until May 6, 2004.

     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.


                              Financial Tables Follow:


   For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018,
(212) 575-3246.


                 CACHE, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEETS



                                                             March 27,             December 27,             March 29,
ASSETS                                                         2004                   2003                    2003
                                                        --------------           --------------          --------------
                                                           (Unaudited)                                     (Unaudited)
Current assets:
        Cash and equivalents                             $  26,585,000            $  16,887,000           $  15,737,000
        Marketable securities                               14,153,000               19,746,000               5,690,000
        Receivables, net                                     3,865,000                4,614,000               3,185,000
        Notes receivable from related parties                  ---                      ---                     321,000
        Inventories                                         29,824,000               26,724,000              27,892,000
        Deferred income taxes                                  930,000                  936,000                 751,000
        Prepaid expenses and other current assets            1,000,000                1,239,000               1,101,000
                                                        --------------          ---------------          --------------
        Total current assets                                76,357,000               70,146,000              54,677,000


Equipment and leasehold improvements, net                   26,984,000               25,010,000              19,812,000

Other assets                                                   832,000                  873,000                 826,000
Deferred income taxes, net                                       ---                      ---                   286,000
                                                        --------------          ---------------        ---------------
        Total assets                                    $  104,173,000             $ 96,029,000           $  75,601,000
                                                        ==============          ===============        ================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                $   16,259,000             $ 14,362,000           $  17,761,000
        Income taxes payable                                   224,000                  ---                     690,000
        Accrued compensation                                 1,719,000                4,675,000                 931,000
        Accrued liabilities                                  9,822,000               10,075,000               8,006,000
                                                        --------------             ------------           -------------
        Total current liabilities                           28,024,000               29,112,000              27,388,000


Other liabilities                                            1,129,000                1,088,000               1,068,000
Deferred income taxes, net                                     701,000                  687,000                   ---

Commitments and contingencies


STOCKHOLDERS' EQUITY


       Common stock                                            104,000                  100,000                  91,000
       Additional paid-in capital                           34,285,000               28,361,000              19,821,000
       Retained earnings                                    39,930,000               36,681,000              27,233,000
                                                         -------------             ------------           -------------
        Total stockholders' equity                          74,319,000               65,142,000              47,145,000
                                                         -------------             ------------           -------------

        Total liabilities and stockholders' equity       $ 104,173,000             $ 96,029,000            $ 75,601,000
                                                         =============             ============           =============





                                      CACHE, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF INCOME
                                       FOR THE THIRTEEN WEEKS ENDED
                                              (Unaudited)


                                                        March 27,               March 29,
                                                          2004                    2003
                                                    -------------            -------------
Net sales                                           $  57,194,000            $  48,098,000

Cost of sales, including occupancy and buying costs    31,506,000               28,061,000
                                                    -------------            --------------
Gross profit                                           25,688,000               20,037,000

Expenses
    Store operating expenses                           16,889,000               14,604,000
    General and administrative expenses                 3,648,000                2,850,000
                                                    -------------            --------------
         Total expenses                                20,537,000               17,454,000
                                                    -------------            --------------

Operating income                                        5,151,000                2,583,000


Other income:
    Interest income                                        95,000                   74,000
                                                    -------------             -------------

Income before income taxes                              5,246,000                2,657,000

Income tax provision                                    1,997,000                1,016,000
                                                    -------------             -------------


Net income                                          $   3,249,000             $  1,641,000
                                                    =============             =============



Basic earnings per share                                    $0.32                    $0.18
                                                    =============              ============

Diluted earnings per share                                  $0.31                    $0.17
                                                    =============              ============



Basic weighted average shares outstanding              10,292,000                 9,120,000
                                                     ============               ============

Diluted weighted average shares outstanding            10,638,000                 9,597,000
                                                    =============               ============


Number of stores open at end of period                        258                       237
                                                    =============               ============
